Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces Third Quarter 2018 Results

Total Revenue Up 9% and Cable Access Segment Revenue Up 138% Year Over Year

SAN JOSE, California, October 29, 2018 - Harmonic Inc. (NASDAQ: HLIT) today announced its unaudited results for the third quarter of 2018.

“Continued execution of our CableOS and Video strategies drove double-digit growth of non-GAAP revenue and operating profit year over year,” said Patrick Harshman, president and chief executive officer of Harmonic. “Shipments of CableOS nodes for new distributed access architectures were up 174% sequentially, underscoring positive momentum in our Cable Access segment. Video segment gross margin of 57.2% and operating margin of 7.2% highlight our ongoing profitable transformation to software and SaaS.”

Q3 Financial and Business Highlights

•	GAAP revenue $100.6 million, up 9% year over year; non-GAAP revenue $101.4 million, up 11% year over year.

•	Cable Access segment revenue: GAAP $27.3 million, up 138% year over year; non-GAAP $28.1 million, up 153% year over year.

•	Video segment operating margin: 7.2%, fifth consecutive quarter of positive segment operating income.

•	Operating income: GAAP loss $3.7 million and non-GAAP income $5.7 million, compared to GAAP loss $14.2 million and non-GAAP income $1.3 million in the year ago period.

•	EPS: GAAP net loss per share 9 cents and non-GAAP net income per share 4 cents, compared to GAAP net loss per share 19 cents and non-GAAP net loss per share 1 cent in the year ago period.

•	Ended the quarter with $61.7 million in cash and cash equivalents, compared to $54.1 million in the prior quarter.

•	CableOS deployments continued to scale, surpassing 480,000 served cable modems, up 20% quarter over quarter.

•	CableOS global design wins and execution continues with 25 deployments and trials underway, up 25% quarter over quarter.

•	Over 35,000 OTT channels deployed globally, up 4% quarter over quarter, powered in part by new Video SaaS wins.

Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q3 2018	Q2 2018	Q3 2017	Q3 2018	Q2 2018	Q3 2017
	(in millions, except per share data)
Net revenue	$100.6	$99.2	$92.0	$101.4	$99.4	$91.6
Net income (loss)	$(7.8)	$(2.9)	$(15.6)	$3.4	$4.6	$(0.5)
Diluted EPS	$(0.09)	$(0.03)	$(0.19)	$0.04	$0.05	$(0.01)

Other Financial Information				Q3 2018	Q2 2018	Q3 2017
				(in millions)
Bookings for the quarter				$79.5	$107.9	$96.0
Backlog and deferred revenue as of quarter end				$207.6	$230.4	$200.9
Cash as of quarter end				$61.7	$54.1	$50.0
Explanations regarding our use of non-GAAP financial measures and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations”.

Financial Guidance

GAAP Financial Guidance	Q4 2018		2018
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$104.7	$117.7	$394.5	$407.5
Video	$80.0	$83.0	$304.0	$307.0
Cable Access	$24.7	$34.7	$90.5	$100.5
Gross Margin %	48.0%	48.5%	50.0%	50.5%
Operating Expenses	$52.5	$53.5	$213.7	$214.7
Operating Income (Loss)	$(3.2)	$4.2	$(15.6)	$(8.2)
Tax Expense	$(0.5)	$(0.5)	$(3.3)	$(3.3)
EPS	$(0.08)	$0.01	$(0.36)	$(0.28)
Shares	86.8	89.2	85.7	85.7
Cash	$55.0	$65.0	$55.0	$65.0

Non-GAAP Financial Guidance	Q4 2018		2018
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$105.0	$118.0	$396.0	$409.0
Video	$80.0	$83.0	$304.0	$307.0
Cable Access	$25.0	$35.0	$92.0	$102.0
Gross Margin %	49.0%	50.0%	52.5%	53.0%
Operating Expenses	$49.0	$50.0	$192.5	$193.5
Operating Income	$2.2	$9.6	$15.1	$22.5
Tax Rate	16%	16%	16%	16%
EPS	$0.01	$0.07	$0.09	$0.16
Shares	89.2	89.2	86.9	86.9
Cash	$55.0	$65.0	$55.0	$65.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. PT (5:00 p.m. ET) on Monday, October 29, 2018. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling 1.574.990.1032 or +1.800.240.9147 (passcode 7595808). A replay will be available after 4:30 p.m. PT on the same web site or by calling +1.404.537.3406 or +1.855.859.2056 (passcode 7595808).

About Harmonic Inc.

Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, enables media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally. The company has also revolutionized cable access networking via the industry's first virtualized cable access solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers' homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software-as-a-service (SaaS) technologies, or powering the delivery of gigabit internet cable services, Harmonic is changing the way media companies and service providers monetize live and VOD content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating loss, GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP tax rate, non-GAAP EPS, share count and cash. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS™ and VOS® product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2017, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The non-GAAP measures presented here are: revenue, segment revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses, net income (loss) (including those amounts as a percentage of revenue) and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Cable Access inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Access segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
TVN acquisition- and integration-related costs - As a result of the Company’s acquisition of Thomson Video Networks (TVN) in February 2016, the Company incurred acquisition- and integration-related expenses, including legal, accounting and other professional services as well as integration-related costs that are not expected to generate future benefits once the integration is fully consummated. We exclude these transaction and integration expenses because we believe these expenses have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Deferred revenue fair value adjustment - We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. In connection with our acquisitions, the acquired deferred revenue balances were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, limits the comparability of revenues between periods. We do not expect revenues generated from new contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments aids in the comparability between periods and in assessing our overall operating performance.
Non-cash interest expense related to convertible notes - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Accounting impact related to warrant amortization - We issued a warrant to a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. Vesting of the warrant shares is subject to Comcast achieving certain milestones and purchase volume commitments, and therefore the accounting guidance requires that the value of the warrant be recorded as a reduction in the Company’s net revenues. Until final vesting, changes in the fair value of the warrant share will be marked to market and any adjustment as such will also be recorded in revenue. The change in fair value together with vested warrant shares are amortized to revenue using a ratio of revenue recognized from the customer in the period compared to total revenue expected from the customer. We have excluded the effect of warrant amortization in our non-GAAP financial measures. Management believes it is useful to exclude the charge for the fair value of the warrant shares in order to better understand the effects of these items on our total revenues and gross margin, as well as on Cable Access segment revenue.
Loss on impairment of long-term investments - We exclude the effect of any other-than-temporary impairment of our long-term investments in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Gain (loss) on equity investments - We exclude the change in fair value and gain (loss) from sale of our equity investments in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Avid litigation settlement and associated legal fees - In the third quarter of fiscal 2017, we settled the patent litigation with Avid Technology, Inc. by entering into a settlement and patent portfolio cross-license agreement with Avid. Under the agreement, we agreed to pay Avid a one-time non-recurring amount of $6 million in installments. $2.5 million was paid upfront in October 2017 and $1.5 million and $2.0 million will be paid in 2019 and 2020, respectively. Also, the Avid litigation costs of approximately $1.4 million and $0.7 million in the third and fourth fiscal quarter of 2017, respectively, were significantly higher compared to prior periods. We excluded these expenses from our non-GAAP results because we do not believe they are reflective of our ongoing long-term business and operating results.

Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

CONTACTS:

Sanjay Kalra	Nicole Noutsios
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.510.315.1003

Harmonic Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	September 28, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$61,654	$57,024
Accounts receivable, net	77,986	69,844
Inventories	23,333	25,976
Prepaid expenses and other current assets	24,226	18,931
Total current assets	187,199	171,775
Property and equipment, net	24,151	29,265
Goodwill	241,512	242,827
Intangibles, net	14,938	21,279
Other long-term assets	38,624	42,913
Total assets	$506,424	$508,059
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and capital lease obligations, current	$7,677	$7,610
Accounts payable	29,354	33,112
Income taxes payable	830	233
Deferred revenue	48,679	52,429
Accrued and other current liabilities	50,734	48,705
Total current liabilities	137,274	142,089
Convertible notes, long-term	113,230	108,748
Other debts and capital lease obligations, long-term	13,155	15,336
Income taxes payable, long-term	747	917
Other non-current liabilities	18,989	22,626
Total liabilities	283,395	289,716
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 86,687 and 82,554 shares issued and outstanding at September 28, 2018 and December 31, 2017, respectively	87	83
Additional paid-in capital	2,293,174	2,272,690
Accumulated deficit	(2,070,746)	(2,057,812)
Accumulated other comprehensive income	514	3,382
Total stockholders' equity	223,029	218,343
Total liabilities and stockholders' equity	$506,424	$508,059

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended		Nine months ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Revenue:
Product	$62,803	$58,161	$178,776	$158,657
Service	37,813	33,853	111,127	98,615
Total net revenue	100,616	92,014	289,903	257,272
Cost of revenue:
Product	33,224	27,736	91,084	85,843
Service	17,290	17,253	49,931	50,181
Total cost of revenue	50,514	44,989	141,015	136,024
Gross profit	50,102	47,025	148,888	121,248
Operating expenses:
Research and development	22,251	21,289	67,250	73,226
Selling, general and administrative	29,723	37,121	88,874	104,377
Amortization of intangibles	792	793	2,396	2,347
Restructuring and related charges	987	2,028	2,704	4,084
Total operating expenses	53,753	61,231	161,224	184,034
Loss from operations	(3,651)	(14,206)	(12,336)	(62,786)
Interest expense, net	(2,872)	(2,794)	(8,492)	(8,064)
Other expense, net	(365)	(498)	(698)	(1,828)
Loss before income taxes	(6,888)	(17,498)	(21,526)	(72,678)
Provision for (benefit from) income taxes	870	(1,915)	2,839	(1,568)
Net loss	$(7,758)	$(15,583)	$(24,365)	$(71,110)
Net loss per share:
Basic and diluted	$(0.09)	$(0.19)	$(0.29)	$(0.88)
Shares used in per share calculation:
Basic and diluted	86,321	81,445	85,188	80,618

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine months ended
	September 28, 2018	September 29, 2017
Cash flows from operating activities:
Net loss	$(24,365)	$(71,110)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangibles	6,281	6,232
Depreciation	9,910	11,045
Stock-based compensation	14,202	11,107
Amortization of discount on convertible debt	4,482	4,060
Amortization of non-cash warrant	1,185	38
Restructuring, asset impairment and loss on retirement of fixed assets	1,105	565
Deferred income taxes	1,056	—
Foreign currency adjustments	(1,034)	1,795
Provision for excess and obsolete inventories	1,259	5,578
Allowance for doubtful accounts, returns and discounts	1,357	4,309
Other non-cash adjustments, net	286	298
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(9,585)	11,367
Inventories	997	6,188
Prepaid expenses and other assets	2,507	6,702
Accounts payable	(4,032)	2,129
Deferred revenue	1,783	(1,098)
Income taxes payable	461	(2,122)
Accrued and other liabilities	(2,188)	(3,053)
Net cash provided by (used in) operating activities	5,667	(5,970)
Cash flows from investing activities:
Proceeds from maturities of investments	—	3,106
Proceeds from sale of investments	104	3,792
Purchases of property and equipment	(4,703)	(9,075)
Net cash used in investing activities	(4,599)	(2,177)
Cash flows from financing activities:
Proceeds from other debts and capital leases	5,066	6,344
Repayment of other debts and capital leases	(6,568)	(7,008)
Proceeds from common stock issued to employees	4,299	4,697
Payment of tax withholding obligations related to net share settlements of restricted stock units	(166)	(2,757)
Net cash provided by financing activities	2,631	1,276
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(580)	1,471
Net increase (decrease) in cash, cash equivalents and restricted cash	3,119	(5,400)
Cash, cash equivalents and restricted cash at beginning of period	58,757	57,420
Cash, cash equivalents and restricted cash at end of period	$61,876	$52,020

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$61,654	$50,039
Restricted cash included in prepaid expenses and other current assets	222	803
Restricted cash included in other long-term assets	—	1,178
Total cash, cash equivalents and restricted cash	$61,876	$52,020

The accompanying notes are an integral part of these condensed consolidated financial statements.

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	September 28, 2018				June 29, 2018				September 29, 2017
	GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP
Product
Video Products	$45,781	$—	$45,781	45%	$50,441	$—	$50,441	51%	$54,175	$—	$54,175	59%
Cable Access	17,022	518	17,540	17%	10,159	117	10,276	10%	3,986	$(163)	3,823	4%
Services and Support	37,813	272	38,085	38%	38,560	167	38,727	39%	33,853	(215)	33,638	37%
Total	$100,616	$790	$101,406	100%	$99,160	$284	$99,444	100%	$92,014	$(378)	$91,636	100%

Geography
Americas	$54,119	$790	$54,909	54%	$52,918	$284	$53,202	53%	$48,656	$(378)	$48,278	53%
EMEA	26,316	—	26,316	26%	31,676	—	31,676	32%	27,528	—	27,528	30%
APAC	20,181	—	20,181	20%	14,566	—	14,566	15%	15,830	—	15,830	17%
Total	$100,616	$790	$101,406	100%	$99,160	$284	$99,444	100%	$92,014	$(378)	$91,636	100%

Market
Service Provider	$66,737	$790	$67,527	67%	$54,142	$284	$54,426	55%	$50,410	$(378)	$50,032	55%
Broadcast and Media	33,879	—	33,879	33%	45,018	—	45,018	45%	41,604	—	41,604	45%
Total	$100,616	$790	$101,406	100%	$99,160	$284	$99,444	100%	$92,014	$(378)	$91,636	100%

	Nine months ended
	September 28, 2018				September 29, 2017
	GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP
Product
Video Products	$143,634	$—	$143,634	49%	$144,419	$—	$144,419	56%
Cable Access	35,143	702	35,845	12%	14,238	28	14,266	6%
Services and Support	111,126	483	111,609	39%	98,615	121	98,736	38%
Total	$289,903	$1,185	$291,088	100%	$257,272	$149	$257,421	100%

Geography
Americas	$155,893	$1,185	$157,078	54%	$127,173	$38	$127,211	49%
EMEA	81,194	—	81,194	28%	77,920	111	78,031	30%
APAC	52,816	—	52,816	18%	52,179	—	52,179	21%
Total	$289,903	$1,185	$291,088	100%	$257,272	$149	$257,421	100%

Market
Service Provider	$173,096	$1,185	$174,281	60%	$144,858	$38	$144,896	56%
Broadcast and Media	116,807	—	116,807	40%	112,414	111	112,525	44%
Total	$289,903	$1,185	$291,088	100%	$257,272	$149	$257,421	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended September 28, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$73,344	$28,062	$101,406	$(790)	*	$100,616
Gross profit	41,937	10,871	52,808	(2,706)		50,102
Gross margin%	57.2%	38.7%	52.1%			49.8%
Operating income (loss)	5,258	395	5,653	(9,304)		(3,651)
Operating margin%	7.2%	1.4%	5.6%			(3.6)%
	Three months ended June 29, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$79,208	$20,236	$99,444	$(284)	*	$99,160
Gross profit	43,558	10,187	53,745	(2,142)		51,603
Gross margin%	55.0%	50.3%	54.0%			52.0%
Operating income	6,239	540	6,779	(6,137)		642
Operating margin%	7.9%	2.7%	6.8%			0.6%
	Three months ended September 29, 2017
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$84,155	$7,481	$91,636	$378	*	$92,014
Gross profit	48,283	686	48,969	(1,944)		47,025
Gross margin%	57.4%	9.2%	53.4%			51.1%
Operating income (loss)	7,009	(5,735)	1,274	(15,480)		(14,206)
Operating margin%	8.3%	(76.7)%	1.4%			(15.4)%
	Nine months ended September 28, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$224,300	$66,788	$291,088	$(1,185)	*	$289,903
Gross profit	126,721	29,698	156,419	(7,531)		148,888
Gross margin%	56.5%	44.5%	53.7%			51.4%
Operating income (loss)	13,492	(578)	12,914	(25,250)		(12,336)
Operating margin%	6.0%	(0.9)%	4.4%			(4.3)%
	Nine months ended September 29, 2017
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$231,987	$25,434	$257,421	$(149)	*	$257,272
Gross profit	126,887	5,011	131,898	(10,650)		121,248
Gross margin%	54.7%	19.7%	51.2%			47.1%
Operating loss	(7,663)	(18,810)	(26,473)	(36,313)		(62,786)
Operating margin%	(3.3)%	(74.0)%	(10.3)%			(24.4)%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.
* These non-GAAP adjustments are for warrant amortization for the respective periods and relate to our Cable Access segment. After applying these adjustments to the non-GAAP revenue for the Cable Access segment, our GAAP revenue for the Cable Access segment for the three and nine months ended September 28, 2018 was $27,272 and $65,603, respectively; the GAAP revenue for the three and nine months ended September 29, 2017 was $7,859 and $25,285, respectively; and the GAAP revenue for the three months ended June 29, 2018 was $19,952.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(In thousands, except percentages and per share data)

	Three months ended September 28, 2018
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$100,616	$50,102	$53,753	$(3,651)	$(3,237)	$(7,758)
Accounting impact related to warrant amortization	790	790	—	790	—	790
Stock-based compensation	—	614	(4,819)	5,433	—	5,433
Amortization of intangibles	—	1,295	(792)	2,087	—	2,087
Restructuring and related charges	—	7	(987)	994	—	994
Loss on equity investments	—	—	—	—	72	72
Non-cash interest expenses related to convertible notes	—	—	—	—	1,528	1,528
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	227
Total adjustments	790	2,706	(6,598)	9,304	1,600	11,131
Non-GAAP	$101,406	$52,808	$47,155	$5,653	$(1,637)	$3,373
As a % of revenue (GAAP)		49.8%	53.4%	(3.6)%	(3.2)%	(7.7)%
As a % of revenue (Non-GAAP)		52.1%	46.5%	5.6%	(1.6)%	3.3%

Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.09)
Diluted net income per share-Non-GAAP						$0.04
Shares used to compute diluted net income (loss) per share:
GAAP						86,321
Non-GAAP						87,770

	Three months ended June 29, 2018
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$99,160	$51,603	$50,961	$642	$(2,664)	$(2,913)
Accounting impact related to warrant amortization	284	284	—	284	—	284
Stock-based compensation	—	448	(2,564)	3,012	—	3,012
Amortization of intangibles	—	1,295	(800)	2,095	—	2,095
Restructuring and related charges	—	115	(631)	746	—	746
Gain on equity investment	—	—	—	—	(183)	(183)
Non-cash interest expenses related to convertible notes	—	—	—	—	1,501	1,501
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	22
Total adjustments	284	2,142	(3,995)	6,137	1,318	7,477
Non-GAAP	$99,444	$53,745	$46,966	$6,779	$(1,346)	$4,564
As a % of revenue (GAAP)		52.0%	51.4%	0.6%	(2.7)%	(2.9)%
As a % of revenue (Non-GAAP)		54.0%	47.2%	6.8%	(1.4)%	4.6%

Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.03)
Diluted net income per share-Non-GAAP						$0.05
Shares used to compute diluted net income (loss) per share:
GAAP						85,304
Non-GAAP						85,758

	Three months ended September 29, 2017
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$92,014	$47,025	$61,231	$(14,206)	$(3,292)	$(15,583)
Accounting impact related to warrant amortization	(378)	(378)	—	(378)	—	(378)
Stock-based compensation	—	478	(3,242)	3,720	—	3,720
Amortization of intangibles	—	1,295	(793)	2,088	—	2,088
Restructuring and related charges	—	549	(2,028)	2,577	—	2,577
TVN acquisition-and integration-related costs	—	—	(117)	117	—	117
Avid litigation settlement and associated legal fees	—	—	(7,356)	7,356	—	7,356
Non-cash interest expenses related to convertible notes	—	—	—	—	1,384	1,384
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(1,820)
Total adjustments	$(378)	$1,944	$(13,536)	$15,480	$1,384	$15,044
Non-GAAP	$91,636	$48,969	$47,695	$1,274	$(1,908)	$(539)
As a % of revenue (GAAP)		51.1%	66.5%	(15.4)%	(3.6)%	(16.9)%
As a % of revenue (Non-GAAP)		53.4%	52.0%	1.4%	(2.1)%	(0.6)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.19)
Diluted net loss per share-Non-GAAP						$(0.01)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						81,445

	Nine months ended September 28, 2018
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$289,903	$148,888	$161,224	$(12,336)	$(9,190)	$(24,365)
Accounting impact related to warrant amortization	1,185	1,185	—	1,185	—	1,185
Stock-based compensation	—	1,577	(12,625)	14,202	—	14,202
Amortization of intangibles	—	3,885	(2,396)	6,281	—	6,281
Restructuring and related charges	—	884	(2,704)	3,588	—	3,588
Gain on equity investments	—	—	—	—	(111)	(111)
Non-cash interest expenses related to convertible notes	—	—	—	—	4,483	4,483
Avid litigation settlement and associated legal fees	—	—	6	(6)	—	(6)
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	1,543
Total adjustments	$1,185	$7,531	$(17,719)	$25,250	$4,372	$31,165
Non-GAAP	$291,088	$156,419	$143,505	$12,914	$(4,818)	$6,800
As a % of revenue (GAAP)		51.4%	55.6%	(4.3)%	(3.2)%	(8.4)%
As a % of revenue (Non-GAAP)		53.7%	49.3%	4.4%	(1.7)%	2.3%

Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.29)
Diluted net income per share-Non-GAAP						$0.08
Shares used to compute diluted net income (loss) per share:
GAAP						85,188
Non-GAAP						85,962

	Nine months ended September 29, 2017
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$257,272	$121,248	$184,034	$(62,786)	$(9,892)	$(71,110)
Cable Edge inventory charge	—	3,316	—	3,316	—	3,316
Acquisition accounting impacts related to TVN deferred revenue	111	111	—	111	—	111
Accounting impact related to warrant amortization	38	38	—	38	—	38
Stock-based compensation	—	1,623	(9,484)	11,107	—	11,107
Amortization of intangibles	—	3,885	(2,347)	6,232	—	6,232
Restructuring and related charges	—	1,335	(4,084)	5,419	—	5,419
TVN acquisition-and integration-related costs	—	342	(2,392)	2,734	—	2,734
Avid litigation settlement and associated legal fees	—	—	(7,356)	7,356	—	7,356
Non-cash interest expenses related to convertible notes	—	—	—	—	4,060	4,060
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	3,278
Total adjustments	149	10,650	(25,663)	36,313	4,060	43,651
Non-GAAP	$257,421	$131,898	$158,371	$(26,473)	$(5,832)	$(27,459)
As a % of revenue (GAAP)		47.1%	71.5%	(24.4)%	(3.8)%	(27.6)%
As a % of revenue (Non-GAAP)		51.2%	61.5%	(10.3)%	(2.3)%	(10.7)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.88)
Diluted net loss per share-Non-GAAP						$(0.34)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						80,618

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Financial Guidance
(In millions, except percentages and per share data)

	Q4 2018 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$104.7 to $117.7	$50.3 to $56.7	$52.5 to $53.5	$(3.2) to $4.2	$(3.2)	$(6.9) to $0.5
Accounting impact related to warrant amortization	0.3	0.3	—	0.3	—	0.3
Stock-based compensation	—	0.3	(2.7)	3.0	—	3.0
Amortization of intangibles	—	1.3	(0.8)	2.1	—	2.1
Non-cash interest expense related to convertible notes	—	—	—	—	1.6	1.6
Tax effect of non-GAAP adjustments	—	—	—	—	—	$(0.8) to 0.4
Total adjustments	0.3	1.9	(3.5)	5.4	1.6	$6.2 to $7.4
Non-GAAP	$105.0 to $118.0	$52.2 to $58.6	$49.0 to $50.0	$2.2 to $9.6	$(1.6)	$0.5 to $6.7
As a % of revenue (GAAP)		48.0% to 48.5%	44.6% to 51.1%	(3.1)% to 3.6%	(3.0)%	(6.6)% to 0.4%
As a % of revenue (Non-GAAP)		49.0% to 50.0%	41.5% to 47.6%	2.1% to 8.1%	(1.5)%	0.5% to 5.7%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP					$(0.08) to $0.01
Diluted net income per share-Non-GAAP					$0.01 to $0.07
Shares used to compute diluted net loss per share:
GAAP					86.8
Shares used to compute diluted net income per share:
GAAP and Non-GAAP					89.2

	2018 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$394.5 to $407.5	$199.1 to $205.5	$213.7 to $214.7	$(15.6) to $(8.2)	$(12.3)	$(31.2) to $(23.8)
Accounting impact related to warrant amortization	1.5	1.5	—	1.5	—	1.5
Stock-based compensation	—	1.9	(15.3)	17.2	—	17.2
Amortization of intangibles	—	5.2	(3.2)	8.4	—	8.4
Restructuring and related charges	—	0.9	(2.7)	3.6	—	3.6
Non-cash interest expense related to convertible notes	—	—	—	—	6.1	6.1
Gain on equity investment	—	—	—	—	(0.1)	(0.1)
Tax effect of non-GAAP adjustments	—	—	—	—	—	$0.7 to 1.9
Total adjustments	1.5	9.5	(21.2)	30.7	6.0	$37.4 to $38.6
Non-GAAP	$396.0 to $409.0	$208.6 to $215.0	$192.5 to $193.5	$15.1 to $22.5	$(6.3)	$7.4 to $13.6
As a % of revenue (GAAP)		50.0% to 50.5%	52.4% to 54.4%	(4.0)% to (2.0)%	(3.0)%	(7.9)% to (5.8)%
As a % of revenue (Non-GAAP)		52.5% to 53.0%	47.1% to 48.9%	3.8% to 5.5%	(1.5)%	1.9% to 3.3%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP					$(0.36) to $(0.28)
Diluted net income per share-Non-GAAP					$0.09 to $0.16
Shares used to compute diluted net loss per share:
GAAP					85.7
Shares used to compute diluted net income per share:
Non-GAAP					86.9